UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2017

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 21, 2017, VMware, Inc. (“VMware”) completed a public offering of $1,250,000,000 aggregate principal amount of its 2.300% Senior Notes due 2020 (the “2020 Notes”), $1,500,000,000 aggregate principal amount of its 2.950% Senior Notes due 2022 (the “2022 Notes”) and $1,250,000,000 aggregate principal amount of its 3.900% Senior Notes due 2027 (the “2027 Notes” and, together with the 2020 Notes and 2022 Notes, the “Notes”). The Notes were offered under VMware’s Registration Statement on Form S-3ASR (Registration No. 333-219940), filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2017. Net proceeds from the sale of the Notes are expected to be approximately $3,961.9 million, after deducting underwriting discounts and commissions and estimated expenses.

The Notes were issued pursuant to the Indenture, dated as of August 21, 2017 (the “Base Indenture”), between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), on the terms and conditions set forth (i) in respect of the 2020 Notes, the First Supplemental Indenture, dated August 21, 2017 (the “First Supplemental Indenture”), (ii) in respect of the 2022 Notes, the Second Supplemental Indenture, dated August 21, 2017 (the “Second Supplemental Indenture”) and (iii) in respect of the 2027 Notes, the Third Supplemental Indenture, dated August 21, 2017 (the “Third Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”). The Indenture includes customary agreements and covenants by VMware. These covenants include limitations on VMware’s ability, with significant exceptions, (i) to incur debt secured by liens on certain property above a threshold, (ii) to engage in certain sale and leaseback transactions involving certain property above a threshold and (iii) to consolidate or merge, or sell, lease or convey VMware’s assets substantially as an entirety. Upon the occurrence of both (i) a change of control of VMware (as defined in the Indenture) and (ii) a downgrade of the Notes below an investment grade rating by each of Fitch Ratings Ltd., Moody’s Investors Service, Inc. and S&P Global Ratings within a specified period, VMware will be required, subject to significant exemptions, to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest to the date of repurchase, as set forth in more detail in the prospectus supplement filed by VMware with the SEC on August 18, 2017.

The Notes are VMware’s unsecured obligations and rank equally in right of payment with its other unsecured and unsubordinated indebtedness from time to time outstanding. The 2020 Notes will mature on August 21, 2020, the 2022 Notes will mature on August 21, 2022 and the 2027 Notes will mature on August 21, 2027. Interest on the Notes will be payable on February 21 and August 21 of each year, commencing February 21, 2018. The interest rate on the 2020 Notes is 2.300% per annum, the interest rate on the 2022 Notes is 2.950% per annum and the interest rate on the 2027 Notes is 3.900% per annum. The 2020 Notes were sold to the public at 99.870% of par, the 2022 Notes were sold to the public at 99.792% of par and the 2027 Notes were sold to the public at 99.664% of par.

The 2020 Notes are redeemable in whole at any time or in part from time to time, at VMware’s option, prior to August 21, 2020, at a redemption price calculated by VMware equal to the greater of (i) 100% of the principal amount of the 2020 Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due on the maturity date (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 12.5 basis points for the 2020 Notes, plus in each case, accrued and unpaid interest, if any on the amount being redeemed to, but excluding, the date of redemption.

The 2022 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, prior to July 21, 2022 (the “2022 Par Call Date”), at a redemption price as calculated by us equal to the greater of (i) 100% of the principal amount of the 2022 Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the 2022 Notes matured on the 2022 Par Call Date (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 20 basis points for the 2022 Notes, plus in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption. On or after the 2022 Par Call Date, the 2022 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, at a redemption price equal to 100% of the principal amount of the 2022 Notes to be redeemed, plus accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption.

The 2027 Notes will be redeemable in whole at any time or in party from time to time, at VMware’s option, prior to May 21, 2027 (the “2027 Par Call Date”), at a redemption price as calculated by us equal to the greater of (i) 100% of the principal amount of the 2027 Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the 2022 Notes matured on the 2027 Par Call Date (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 25 basis points for the 2027 Notes, plus in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption. On or after the 2027 Par Call Date, the 2027 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption.

The Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Form 8-K, and are incorporated herein by reference. The foregoing summary of the terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Notes.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On August 21, 2017, VMware used a portion of the proceeds of the Notes described above to repay promissory notes in the aggregate principal amount of $1.23 billion, which were issued to EMC Corporation (“EMC”) (an affiliate of VMware) in connection with a note exchange agreement on January 31, 2014. VMware paid EMC (i) in respect of the promissory note due 2018, 100% of the aggregate principal amount of the note then outstanding, plus accrued and unpaid interest and (ii) in respect of the promissory note due 2020, 99% of the aggregate principal amount of the note then outstanding, plus accrued and unpaid interest. Upon payment of such amounts, such promissory notes were paid and discharged and of no further force or effect, and all of VMware’s obligations thereunder were thereby terminated.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture, by and between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee, dated August 21, 2017.

4.2	First Supplemental Indenture, by and between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee, dated August 21, 2017.

4.3	Second Supplemental Indenture, by and between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee, dated August 21, 2017.

4.4	Third Supplemental Indenture, by and between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee, dated August 21, 2017.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated August 21, 2017.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2017	VMware, Inc.

	By:	/s/ Craig Norris
	Name:	Craig Norris
	Title:	Vice President, Deputy General Counsel and Assistant Secretary